               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K


                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities and Exchange
Act of 1934


Date of Report (Date of earliest event reported):  December 31,
1998


            FIRST COMMONWEALTH FINANCIAL CORPORATION
     (Exact Name of registrant as specified in its charter)


   PENNSYLVANIA               0-11242               25-1428528
(State or other          (Commission File         (IRS Employer
 jurisdiction of              Number)         Identification No.)
 incorporation)


     22 N. Sixth Street, Indiana, PA                   15701
(Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including area code (724) 349-7220
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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

On December 31, 1998, the registrant acquired Southwest National Corporation ("Southwest") and its wholly-owned subsidiary Southwest Bank. Southwest was a Pennsylvania-chartered bank holding company headquartered in Greensburg, Pennsylvania. Southwest Bank is a Pennsylvania-chartered, federally insured commercial bank also headquartered in Greensburg, Pennsylvania.

The merger was consummated pursuant to the Agreement and Plan of Reorganization dated July 15, 1998, between the registrant and Southwest, which was approved by the shareholders of the registrant and the shareholders of Southwest at special meetings held December 15, 1998. For further information concerning the transaction, reference is made to the registrant's Registration Statement on Form S-4 (File No. 333-62913) and the joint Proxy Statement/Prospectus for the special meetings included therein, which are incorporated herein by reference.

As described in the Proxy Statement/Prospectus, in the merger each issued and outstanding share of Southwest common stock was converted into 2.9 shares of the registrant's common stock. The aggregate number of shares of the registrant's common stock issued in the merger was approximately 8,826,840. The aggregate number of shares issued by the registrant may vary due to partial shares but the amount is not expected to be material. Merger expenses and other related costs of $7.9 million were incurred in the fourth quarter of 1998 upon consummation of the merger.

Pro forma financial statements will be filed on form 8K by March 16, 1999.

Dated:  January 15, 1999



                         FIRST COMMONWEALTH FINANCIAL CORPORATION


                         By: /S/JOHN J. DOLAN
                             John J. Dolan
                             Sr. Vice President and
                             Chief Financial Officer